UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2006

ACCELRYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	identification number)

10188 Telesis Court, San Diego, California 92121-1761
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 1, 2006, the Company entered into a letter of employment with Mr. Rick Russo (the “Employment Letter”).  Pursuant to the Employment Letter, Mr. Russo will become the Company’s Senior Vice President and Chief Financial Officer, effective October 2, 2006.  In such capacity, Mr. Russo will be paid an annual base salary of $250,000 and will be eligible to participate in the Company’s Management Incentive Plan (the “Plan”), allowing him to earn up to an additional 50% of his annual base salary upon achievement of a combination of corporate and individual performance objectives.  During fiscal year 2007, his participation in the Plan will be on a pro-rata basis and he will be guaranteed a minimum payment of 50% of the pro-rata amount in accordance with the terms of the Plan.  Mr. Russo will also be entitled to participate in the Company’s 401(k) retirement savings plan, and to the standard health, disability, life and vacation benefits offered to the Company’s senior executives.  He may also participate in the Company’s Executive Deferred Compensation Plan, allowing him to defer his annual earnings and earn up to an additional 20% of base salary upon meeting the performance incentive criteria of the plan.  In the event that Mr. Russo’s employment is involuntarily terminated for reasons other than cause or gross misconduct, the Company will be obligated to pay to Mr. Russo a severance payment equal to 12 months of his then-current base salary amount, conditioned upon Mr. Russo’s execution of a separation agreement containing a release of claims, non solicitation and non-competition provisions in favor of the Company.

Upon commencement of employment, the Employment Letter further provides that Mr. Russo will be granted an option to purchase 125,000 shares of the Company’s common stock, priced at the closing price of the Company’s common stock on his employment commencement date and subject to vesting over four years.  Mr. Russo will also receive restricted stock units for 25,000 shares of the Company’s common stock which will vest over a period of three years from his employment commencement date. These equity awards will be made in accordance with the terms of the Company’s Amended and Restated 2004 Stock Incentive Plan and the Company’s applicable stock option and restricted stock agreements.

The foregoing description is intended only as a summary of the material terms of the Employment Letter and is qualified in its entirety by reference to the full Employment Letter, a copy of which is attached as Exhibit 99.1 of this Form 8-K.

On or about August 31, 2006, the Company paid a bonus in the amount of $37,500 to David Sankaran, its former Senior Vice President and Chief Financial Officer, in accordance with the terms of the Employment Transition and Separation Agreement between the Company and Mr. Sankaran, attached as exhibit 99.2 to the report on Form 8-K filed by the Company on or about June 15, 2006.

Item 5.02.    Departure of Directors or Principal Officers/Election of Directors/Appointment of Principal Officers

On September 6, 2006, the Company announced the appointment of Mr. Rick Russo as its Senior Vice President and Chief Financial Officer, effective October 2, 2006.  A copy of the press release is attached hereto as Exhibit 99.2 of this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Letter of employment
99.2	Press release dated September 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.
By:	/s/ Mark J. Emkjer
Mark J. Emkjer
President and Chief Executive Officer

Date:  September 6, 2006